Exhibit 10.17(a)

FIRST MODIFICATION TO PROMISSORY NOTE

THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of November 7, 2011 by and between EXCEL MORTGAGE SERVICING, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $2,000,000.00, executed by Borrower and payable to the order of Bank, dated as of April 1, 2011 (the “Note”), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of April 1, 2011, as amended from time to time (the “Loan Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.             The maximum principal amount available under the Note is hereby modified to be Four Million Dollars ($4,000,000.00).

2.             The effective date of the changes set forth herein shall be November 7, 2011.

3.             Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.  All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification.  This Modification and the Note shall be read together, as one document.

4.             Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

WELLS FARGO BANK,
EXCEL MORTGAGE SERVICING, INC.			NATIONAL ASSOCATION

By:	/s/ Todd R. Taylor	By:	/s/ Erin Boyl
	Todd R. Taylor, CFO, EVP,		Erin Boyl, Assistant Vice President
Secretary, Treasurer

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 7, 2011, by and between EXCEL MORTGAGE SERVICING, INC., a California corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 1, 2011 as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             Section 1.1 (a) is hereby amended by deleting “Two Million Dollars ($2,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Four Million Dollars ($4,000,000.00).”

2.               Section 1.5 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.5 GUARANTIES.  The payment and performance of all indebtedness and other obligations of Borrower to Bank under the Line of Credit shall be guaranteed, jointly and severally, by Integrated Real Estate Service Corp. (“Integrated”), in the principal amount of Four Million Dollars ($4,000,000.00), and under the Line of Credit and the Standby Letter of Credit, by Impac Mortgage Holdings, Inc. (“Impac”), in the principal amount of Five Million One Hundred Fifty Thousand Dollars ($5,150,000.00), as evidenced by and subject to the terms and guaranties in form and substance satisfactory to Bank.”

3.               Section 4.3 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.3.  FINANCIAL STATEMENTS.

Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)           Not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, and statement of cash flows, and within 30 days after filing, but in no event later than each November 15, copies of Borrower’s filed federal income tax returns for such year;

(b)           Not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement, and statement of cash flows;

(c)           Within 30 days after filing, but in no event later than each November 15, copies of each such guarantor’s filed federal income tax returns for such year;

(d)           not later than 15 days after and as of the end of each fiscal quarter, copies of current account statements for deposit, brokerage and other accounts containing unencumbered liquid assets of Integrated and its subsidiaries as necessary for Bank to calculate compliance with the liquidity covenant set forth below;

(e)           from time to time such other information as Bank may reasonably request.”

4.                                       Section 4.11 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 4.11.    LIQUIDITY.  Cause Integrated and its wholly-owned subsidiaries to maintain, on a combined basis, unencumbered liquid assets (with “liquid assets” defined as cash, cash equivalents and/or publically traded/quoted marketable securities acceptable to Bank in its sole discretion) with Bank and/or an affiliate of Bank, with an aggregate fair market value not at any time less than Three Million Two Hundred Thousand Dollars ($3,200,000.00).”

5.           In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $20,000.00.

6.             Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

7.             Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first written above.

WELLS FARGO BANK
EXCEL MORTGAGE SERVICING, INC.		NATIONAL ASSOCIATION

By:	/s/ Todd R. Taylor	By:	/s/ Erin Boyl
	Todd R. Taylor, CFO, EVP, Secretary, Treasurer		Erin Boyl, Assistant Vice President